UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

Form 10 /A

General Form for Registration of Securities
Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

Southern ITS International, Inc.
(Exact name of registrant as specified in its charter)

Nevada	22-3977583
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

7935 W. Sahara Ave Suite 1 03 Las Vegas, NV	89117
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 474-5874

Correspondence to:

Sylvain L. Desrosiers, Chief Executive Officer - 7935 W. Sahara Ave Suite 1 03

Las Vegas, NV 89117

Tel: (888) 474-5874
E-mail: info@sitsint.com

Securities to be registered under Section 12(b) of the Act: None

Securities to be registered under Section 12(g) of the Exchange Act:

Title of each class to be so registered	Name of Exchange on which each class is to be registered
Common Stock, $.001	N/A

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

1

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

We are filing this General Form for Registration of Securities on Form 10 to register our common stock, par value $0.001 per share (the “Common Stock”), pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Once this registration statement is deemed effective, we will be subject to the requirements of Regulation 13A under the Exchange Act, which will require us to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

Unless otherwise noted, references in this registration statement to “Southern ITS International, Inc.,” the “Company,” “we,” “our” or “us” means Southern ITS International, Inc.

FORWARD LOOKING STATEMENTS

There are statements in this registration statement that are not historical facts. These “forward-looking statements” can be identified by use of terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. For a discussion of these risks, you should read this entire Registration Statement carefully, especially the risks discussed under “Risk Factors.” Although management believes that the assumptions underlying the forward looking statements included in this Registration Statement are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. In the light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this Registration Statement will in fact transpire. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements.

ITEM 1. BUSINESS

Company History

The Company was incorporated in Nevada on September 27, 1984 as Numeric Two Corporation. On July 10, 1985 we changed our name to Beta Tech Robotics, Inc. On August 28, 1996, we changed our name to Axion Spatial Imaging, Inc. On March 9, 2009, we changed our name to Alco Advanced Technologies, Inc. Finally, on April 5, 2012, we changed our name to Southern ITS International, Inc.

Business Overview

Southern ITS International, Inc. has successful ly provid ed proprietary equipment and services to support government regulated high compliance industries . This success is measured by the facts that the equipment and systems installed operated according to contract specifications and the warranties for said installations were provided by and supported by SITS . Government sectors (correctional facilities and programs), and private sectors, including gaming and now medical marijuana and recreational marijuana (MMJ/MJ), have had challenges, but have been brought into the mainstream and are now subject to stringent compliance to tough government regulations.

2

Southern ITS International, Inc. has historically developed and delivered to the gaming and corrections sectors high compliance support systems facilitating the integration and implementation of complementary technologies. SITS continues to deliver such electronic security and networking infrastructures to those clients.

SITS is expanding to deliver the same quality of auditing and compliance technology to the emerging MMJ/MJ market sector that it delivers to other high compliance industries. Additionally SITS has and will continue developing new patent pending equipment and systems specifically addressing MMJ/MJ-related government and banking regulations and requirements . Specifically, addressing the FinCEN problems related to all cash businesses .

Our market position in the Security Systems sector and in the MMJ Financial Security Systems sector is in the lower segment of service providers. We do not enjoy the position of a large service provider or a multi state office system. We market to the Industries through networking, telephone and print ads and Industry Conventions. We compete on the basis of pricing and flexibility of installation timing.

Greeniosk Secure Cash payment System:

Southern ITS International, Inc has created the first payment to sales technology for marijuana dispensaries – called Greeniosk™. The Greeniosk™ System provides a legal and easy solution to the Bank Depository problem. Greeniosk provides a detailed and complete transaction record from “payment-to-sales” which combined with “Seeds-to-Sales” software and hardware not only keeps the audit trail for the payment but also for the management of the inventory.

Greeniosk™ System uses a combination of hardware and software that produces a complete record keeping system and audit trail from the cash purchase of the client to the deposit at the bank. Each transaction is processed through a secure, safe-type kiosk that will accept all types and denominations of currency. The Greeniosk™ prints an encrypted bar code voucher that is redeemed at the dispensing counter to purchase the product. The kiosk operation is simple and only requires the client to answer 3 qualifying questions. The Greeniosk™ kiosk and system accomplishes several important tasks; it removes the handling of cash by employees, the cash remains in a safely locked kiosk and can only be removed by authorized people or money transport companies.

When the currency is removed from the Greeniosk™, or at the end of the day the Greeniosk™ will print an audit report of each deposit. The Greeniosk™ not only reports the total and detail amounts collected, but also produces a report of the denomination of each bill used for payment. If the bank requires further documentation, we can provide a digital image file of each bill inserted in the Greeniosk™ and match the currency transaction to the client’s driver license and marijuana card. All this is loaded into the Greeniosk™ database for additional audit trail and reporting purposes. The vouchers redeemed by the clients at the dispensary counter for merchandise will be used to provide a paper audit trail process.

One of the purposes of the FinCEN bulletin “Guidance Clarification Expectations of Financial Instructions Serving Marijuana Business” is to provide clarity and to enhance the availability of financial services for the marijuana business. The Greeniosk™ System will allow the Marijuana businesses to create the records and documentation needed for compliance, auditing and will build a trusted relationship between the Conventional Banks and the Marijuana business owners.

3

Although we have filed for Trademark and Patent protection, there is no guarantee that we can continually preserve and protect our patent. We will continue with our research and development and try to ensure to keep our edge in the market, but there are no guarantees we will be successful.

Our MMJ financial system solution does not need to be approved by any government agency and is not endorsed by any government agency. Our system is an effort to provide clients and banks with enough original transactional, auditable data to begin to meet the requirements of banking and cash transaction regulators. We are only targeting clients in those states where MMJ operations have already been legalized by the state legislatures. At this time we have no reason to believe these state laws will be reversed. If the laws are reversed, our system will have no market.

Phone & Data Solutions:

Southern ITS and the consulting team it assembles for each job, ensures we have the capacity to lead you through each and every step required for the complete design and installation of all network systems. These steps include the system specifications, design, cable infrastructure installation, system installation, system training and technical support.

Southern ITS Inc is qualified and experienced in all aspects of the low voltage systems industry. We have a firsthand knowledge of local codes and an excellent rapport with the Mississippi Gaming Commissio n. This is because we were engaged to repair and replace many Casino systems after Hurricane Katrina devastated the Southern Mississippi area .

Southern ITS offers phone and data products within 3 categories:

Cable Infrastructure:

•	Cat 5
•	Cat 6
•	Fiber Optic

Networking:

•	Cisco switches and routers
•	Dell Servers
•	Wireless
•	Voice over IP (VoIP)
•	Hardware Maintenance
•	Support and Training

IT Tools and Services:

•	Virtual Private Networks (VPN)
•	Web Bases email
•	Email to PDA’s and Mobile Phones
•	Terminal Servers

Southern ITS Team Certifications:

4

•	Registered Communications Distribution Designer (RCDD) maintained through Building Industry Consulting Services International (BICSI).
•	MCT-Microsoft Certified Trainer
•	MCSE-Microsoft Certified Systems Engineer
•	MCP-Microsoft Certified Professional
•	MCP+I-Microsoft Certified Professional plus Internet
•	MCSA-Microsoft Certified Systems Administrator
•	CNI-Certified Novell Instructor
•	CNE-Certified Novell Engineer
•	CAN-Certified Novell Administrator
•	Multimedia Design and Installation Certification (Optical Cabling Corp)

System Integration:

The benefits of systems integration can produce efficiency in overhead costs such as time-savings and cost-savings that will not only justify your investment, but also allow for cost-effective expansion and upgrades.

True systems integration can only be successfully implemented with in-depth knowledge about technology trends, system architecture, as well as older technology currently utilized. In addition, design and implementation experience is required to develop an integration plan that will avoid pitfalls that will diminish your return on investment.

Southern ITS uses its experience to bring the power of integration to benefit clients . Instead of multiple systems comprising CCTV, access control, and fire alarms – One. Instead of multiple employee databases and phone systems – One. Suddenly, new possibilities arise where only challenges stood before.

Southern ITS and its team has the capacity to lead you through each and every step required for the complete design and installation of all network systems. These steps include the system specifications, design, cable infrastructure installation, system installation, system training and technical support.

Data Integration: Southern ITS uses a vast number of equipment supply chain s Our hardware and software integration services are able to reduce both cost and risk and deliver flexibility to leverage future technologies. We evaluate and select best-fit technology components for a tailored solution. Throughout the design process, Southern ITS engineering team takes into consideration all aspects of the solution life-cycle including cost, performance, energy efficiency, regulatory requirements, custom configurations, branding, logistics, order fulfillment and support.

Security Systems Integration: Many organizations’ facility security resembles a patchwork of various, independent systems than invariably detract from the overall effectiveness of the system. Surveillance cameras may be part analog and part digital, each kind on their own independent system requiring a different knowledge base for each system. Access Control may be independent of the surveillance monitoring systems or may even consist of stand-alone units for each door. Fire alarms may also reside on another monitoring systems. Many times deficiencies in a patchwork of security measures are not realized until it is too late.

Southern ITS has over three decades provid ed security integration services for facilities large and small. Designing, specifying, installing, and training brings fire, access control, and video surveillance all into one system, viewable from a single monitor or tablet or cell phone for real-time reporting and response to effectively document, record, and most importantly – mitigate problems before they start.

5

Is your hardware considered ancient technology? The idea of ripping out your existing analog system is not only very impractical, it is extremely cost prohibitive. With an integrated security system designed and install from Southern ITS, your analog surveillance matrix can remain in place. Our new playback software makes archiving and video data retrieval easier and more efficient compared to existing VCR surveillance systems.

At Southern ITS, we can provide and install all U.S. and China made brands of cameras, analog and digital equipment. Our s ervice will allow us to help with your conversion to digital systems , we can also service your existing analog cameras and analog systems. Our c ommitment to technology enables us to provide quality IP cameras, integration to access conrol and player management software solutions.

Southern ITS Security Integration software benefits and features:

•	Integrate access control, digital video and intrusion
•	Manage cardholders through multiple locations
•	Real-time alarm/event monitoring
•	CCTV control interface
•	Schedule guard tours
•	Elevator control
•	Content-sensitive help screens
•	Dynamic floor plans
•	64-bit and 32-bit supported operating systems

Casino Systems Integration:

Southern ITS is committed to the mission of providing total systems integration to casinos worldwide by maintaining cost effectiveness while providing the best possible voice, data, surveillance, audio/visual and fire detection equipment available. We are represented throughout the world by leading individuals within the digital surveillance and IT integration industry.

Today, we are helping clients to make the transition to a digital video recording solution and integrating our solutions with other features of business such as POS and access control. We’ve succeeded to ease the burden of this major investment by offering systems that work off the facility’s current analog matrix while ensuring all the superior benefits and efficiencies of a digital recording system. Furthermore we’ve enhanced the usefulness of such a powerful upgrade. From our Fail Over protection to tablet enabled live monitoring; our offering puts you in the winner’s circle for a comprehensive risk management strategy.

We desire to be your one source for all of your video surveillance needs whether that is consulting and management, complete systems, or quality surveillance hardware. Every employee at Southern ITS boasts an extensive background within the security industry and is ready to deliver the parts, service, and experience you need to get the job done right. Contact us today for a free consultation on how we can best service your needs.

In addition to our hardware and software offerings, we also offer full solutions that alleviate the monumental tasks of installing and servicing a powerful security solution. Southern ITS provides :

6

System Design: We take the hard work out of probably the most difficult job in a project. A good System Design is crucial to the success of the job.

At Southern ITS, we believe in making the design as simple as we can, to allow you the business owner to evaluate the viability of what the integrator is doing. We also want to make sure that all levels of the project understand what is going on. So, we use simple language and explain what connects to where using latest technology in design techniques to complete the task.

80% of a good job is the design, so why compromise? Regardless of the complexity or how much integration, Southern ITS can ensure an easy transition via:

•	Seamless Integration.
•	Complexity made easy.
•	Simple line Drawings so you can understand.
•	Migration between systems explained.
•	Final drawings as complex as you need.
•	Future expansion explained easier using latest techniques in drawings.
•	No hidden secrets.

Project Management: Southern ITS provides Project Management to specific target markets. The casino industry for instance is just one market that has recognized that Southern ITS’ experience with their needs is essential to the successful migration from Analog to Digital Technology for Video Recording and Surveillance. Regardless of what industry you are in, we have the talented staff to assist you in ensuring your project meets its target.

•	Many years of providing Casino Services ,
•	Experience in a range of institutional provisions covering Airports, Correctional facilities and Law Enforcement in addition to Casino projects ,
•	Saving of vital resources within your business by letting our staff do all the hard work for you.

Facilities Management: What do you do if something malfunctions? Who do you call? Let your staff or tenants call us and we will coordinate the service call through to completion.

One single point of contact, one phone number and one account every month – there is no easier way!

•	Single point of contact
•	No confusion for your tenants to whom do they call
•	You get one account every month for everything
•	No need to search for someone to repair your services, we do all the work
•	If you want to upgrade, all the hassles are handled by Southern ITS to save you the confusion of inviting new vendors pedaling their products
•	Need to add a new building or office area, one phone call, you tell us what you want and we do the rest.
•	Detailed report available on existing systems, so that you know exactly what is wrong and can take appropriate action to rectify any problems before they occur.
•	Simply put, “Southern ITS can fix your problems with no hassles and no bias to a particular product”.

Emerging Growth Company

We are an emerging growth company under the JOBS Act. We shall continue to be deemed an emerging growth company until the earliest of:

7

•	(a) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

•	(b) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective IPO registration statement;

•	(c) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

•	(d) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

ITEM 1A: RISK FACTORS

You should carefully consider the following risk factors and other information included in this Form 10. If any of the following risks actually occur, our business, financial condition or results of operations could be materially and adversely affected and you may lose some or all of your investment. The trading price of our common stock could decline due to any of these risks, and you could lose all or a part of your investment. We cannot assure any investor that we will successfully address these risks. Prospective investors should carefully consider the following risk factors:

Risk Factors

The following factors are the most significant factors that can impact year-to-year comparisons and may affect the future performance of our businesses. New risks may emerge, and management cannot predict those risks or estimate the extent to which they may affect our financial performance.

We are an "emerging growth company," and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes- Oxley Act, delay compliance with new or revised accounting standards that have different effective dates for public and private companies until they are made applicable to private companies, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although we could lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock held by non-affiliates exceeds $700 million as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. We have decided to take advantage of the exemptions provided to emerging growth companies and as a result our financial statements may not be comparable to companies that comply with public company effective dates. In addition, some investors might find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

8

The Company has generated revenues, but no profits, to date.

The Company has generated limited revenues to date. The business model of the Company involves significant costs of services, resulting in a low margin on revenues. The addition of administrative costs increase total operating expenses incurred by the Company and have not yet resulted in a net profit . The Company hopes that as its business expands and that the scale of the enterprise would result in a higher operating margin and a net operating profit .

We have a history of operating losses and there can be no assurance we will be profitable in the future. There is substantial doubt about the Company’s ability to continue as a going concern.

The Company may be dependent on sales of our equity securities and debt financing to meet our cash requirements for the future proposed expansion of operations. The Company had losses from operations totaling $470,583 for the fiscal year ended December 31, 2014. As of December 31, 2014, we had an accumulated deficit of $8,150,905. The Company needs to maintain a steady operating structure, ensuring that expenses are contained such that profits are consistently achieved. In order to expand the Company’s business, the Company would likely require additional financing. Management of the Company must continually develop and refine its strategies and goals in order to execute the business plan of the Company on a broad scale and expand the business.

Lack of Adequate Capital will impair growth.

One of the biggest challenges facing the Company will be in securing adequate capital to continue to expand its business and increase operations. Secondarily, an ongoing challenge remains the maintenance of an efficient operating structure and business model. The Company must keep its expenses and the costs of employees at a minimum in order to generate a profit from the revenues that it receives from its clients. Third, in order to expand, the Company will need to continue implementing effective sales and marketing strategies to reach and forge new business relationships. The Company has devised its initial sales, marketing and advertising strategies, however, the Company will need to continue refinement of these strategies and also skillfully implement these plans in order to achieve ongoing and long-term success in its business. Fourth, the Company must continuously identify, attract, solicit and manage employee talent, which requires the Company to consistently recruit, incent and monitor various employees. High employee turnover or attrition is a significant risk for the Company, as it requires expending substantial resources to locate and train new personnel and also to replace personnel for clients. These tasks require significant time and attention from the Company’s management, and employees may nevertheless become dissatisfied with their respective tenure with the Company.

Company has conducted limited Advertising and Marketing to Date.

Due to financial constraints, the Company has to date conducted limited advertising and marketing to reach customers. In addition, the Company has not yet located the sources of funding to develop the Company on a broader scale through acquisitions or other major partnerships. If the Company were unable to locate such financing and/or later develop strong and reliable sources of potential new business relationships and a means to efficiently reach new business partners and customers, it is unlikely that the Company will be able to develop its proposed expanded operations and business plan. Moreover, the above assumes that the Company’s services are consistently met with client satisfaction in the marketplace and exhibit steady success amongst the potential customer base, neither of which is reasonably predictable or guaranteed.

9

Question of Going Concern from Auditors

Our auditors have questioned our ability to continue operations as a “going concern.” Investors may lose all of their investment if we are unable to continue operations and generate revenues. We hope to obtain significant revenues from future product sales.  In the absence of significant sales and profits, we may seek to raise additional funds to meet our working capital needs, principally through the additional sales of our securities.  However, we cannot guarantee that we will be able to obtain sufficient additional funds when needed, or that such funds, if available, will be obtainable on terms satisfactory to us. As a result, substantial doubt exists about our ability to continue as a going concern.

Legal Issues related to dealing in MMJ Market area.

We are providing a financial solution and data tracking system to legal MMJ businesses. We are not dealing in any manner with the direct production or direct distribution of MMJ. We are actually working with State and Local agencies to demonstrate how our system will benefit the MMJ businesses and benefit the tax reporting and collection of state and local taxes. There is a risk that the states may change the MMJ laws and reverse the legality of the MMJ business. We have no way to estimate the probability of this reversal happening.

No assurance of continued market acceptance.

There is no assurance that the Company’s services or solutions will continued to meet with market acceptance. Moreover, there is no assurance that these services and solutions will continue to have any competitive advantages. Also, there is no assurance that the market reception will be positive.

Our business is sensitive to reductions in discretionary consumer spending.

Our business may be adversely affected by weak economic conditions experienced in the United States as we will be highly dependent on discretionary spending consumers . We are not able to predict the length or severity of any economic climate. Changes in discretionary consumer spending or consumer preferences brought about by factors such as increased or continuing high unemployment, continuing high energy and automobile fuel prices, perceived or actual deterioration in general economic conditions, the protracted disruption in the housing markets, the availability of credit, perceived or actual decline in disposable consumer income and wealth (including declines resulting from increases in various tax rates) and changes in consumer confidence in the economy may continue to reduce customer demand for the leisure activities we offer and adversely affect our revenues and cash flow.

The Company is an early-stage company with a limited operating history, and as such, any prospective investor may have difficulty in assessing the Company’s profitability or performance.

Because the Security System Market is volatile and unpredictable as to future revenues and because we have just entered into providing Security System services to the MMJ segment of the Market, we consider our Company a s an early-stage company with a limited operating history in this new market. I t will be difficult for any investor to assess the performance of the Company or to determine whether the Company will meet its projected business plan. The Company has limited financial results upon which an investor may judge its potential. As a company still in the early stages of marketing to a new segment , the Company may in the future experience under-capitalization, shortages, setbacks and many of the problems, delays and expenses encountered by any early-stage business. An investor will be required to make an investment decision based solely on the Company management’s history, its projected operations in light of the risks, the limited operations and financial results of the Company to date, and any expenses and uncertainties that may be encountered by one engaging in the Company’s industry.

The Company is an early-stage organization and has a correspondingly small financial and accounting organization. Being a public company may strain the Company's resources, divert management’s attention and affect its ability to attract and retain qualified officers and directors.

10

The Company is an early-stage company with no developed finance and accounting organization and the rigorous demands of being a public company require a structured and developed finance and accounting group. T he Company will be subject to the reporting requirements of the Securities Exchange Act of 1934 , upon effectiveness of the Form 10 . However, the requirements of these laws and the rules and regulations promulgated there under entail significant accounting, legal and financial compliance costs which may be prohibitive to the Company as it develops its business plan, services and scope. These costs have made, and will continue to make, some activities more difficult, time consuming or costly and may place significant strain on its personnel, systems and resources.

The Securities Exchange Act requires, among other things, that companies maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain the requisite disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required. As a result, management’s attention may be diverted from other business concerns, which could have a material adverse effect on the development of the Company's business, financial condition and results of operations.

These rules and regulations may also make it difficult and expensive for the Company to obtain director and officer liability insurance. If the Company is unable to obtain adequate director and officer insurance, its ability to recruit and retain qualified officers and directors, especially those directors who may be deemed independent, will be significantly curtailed.

The Company is an early-stage company and has little experience in being a public company.

The Company is an early-stage company and as such has little experience in managing a public company. Such lack of experience may result in the Company experiencing difficulty in adequately operating and growing its business. Further, the Company may be hampered by lack of experience in addressing the issues and considerations which are common to growing companies. If the Company’s operating or management abilities consistently perform below expectations, the Company’s business is unlikely to thrive.

The failure or inability to perform under client contracts could result in damage to the Company’s reputation and give rise to legal claims against the Company.

If clients are not satisfied with the level of performance, the reputation of the Company in the industry may suffer, which could have a material adverse effect on the business, financial condition, results of operations, and cash flows of the Company.

Reliance on third party agreements and relationships is necessary for development of the Company's business.

Our operations will depend on a number of third parties and contractual relationships therewith. We contract with third parties to manufacture the security equipment and we also contract with third parties to install certain segments of the equipment and security systems. We will have limited control over these third parties. We will probably not have many long-term agreements with many of them because each security job is bid and contracted separately . There can be no assurance that existing such agreements will not be terminated or that they will be renewed in the future on terms acceptable to us, or that we will be able to enter into additional such agreements. Our inability to preserve and expand the necessary contractual relations with third parties would likely materially adversely affect our business, results of operations and financial condition. We also will rely on a variety of technology license s from third parties. Our loss of or inability to maintain or obtain upgrades to any of these technology licenses could result in delays. These delays could materially adversely affect our business, results of operations and financial condition, until equivalent technology could be identified, licensed or developed and integrated. Moreover, we may occasionally use third parties in connection with our work on the Internet site. In addition, we do not own a gateway onto the Internet. Instead, we now and presumably always will rely on a network operating center to connect our Web site to the Internet. Overall, our inability to maintain satisfactory relationships with the requisite third parties on acceptable commercial terms, or the failure of such third parties to maintain the quality of services they provide at a satisfactory standard, could materially adversely affect our business, results of operations and financial condition. The uncertain factors relating to the Company’s reliance on third party agreements and outside service providers increases the risk to potential investors in this Company. The Company will need strong third party relationships and partnerships in order to develop and grow its business. The Company will be substantially dependent on these strategic partners and third party relationships.

11

The Company depends on its management team to manage its business effectively.

The Company's future success is dependent in large part upon its ability to understand and develop the business plan and to attract and retain highly skilled management, operational and executive personnel. In particular, due to the relatively early stage of the Company's business, its future success is highly dependent on its officers, to provide the necessary experience and background to execute the Company's business plan. The loss of any officer’s services could impede, particularly initially as the Company builds a record and reputation, its ability to develop its objectives, and as such would negatively impact the Company's possible overall development.

Government regulation s could negatively impact the business.

The Company’s business segments may be subject to various government regulations in the jurisdictions in which they operate. Due to the potential wide scope of the Company’s operations, the Company could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. The Company’s operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

Regulations that affect the security systems are usually on a state-by-state basis. Each state has different regulations regarding the recording and data storage requirements of security systems. Additionally, each state has different licensing criteria for security system installers. Regarding the state-by state regulations for the MMJ security systems, each state has different customer data that is required to be captured and stored and reported. Regarding the financial reporting by MMJ businesses to banks, that is controlled by the FDIC and we are committed to keep upgrading our security system reporting software to ensure compliance with federal reporting regulations. We have been able in the past to keep abreast with changing state and federal regulations and have committed to keep abreast with future regulation requirements. As noted earlier, state laws which legalized the MMJ business may be reversed in the future, at which point there is no market for our MMJ security systems.

The Company does not intend to pay dividends to its stockholders, so investors will not receive any return on investment in the Company prior to selling their interest in it.

The Company does not project paying dividends but anticipates that it will retain future earnings for funding the Company’s growth and development. Therefore, investors should not expect the Company to pay dividends in the foreseeable future. As a result, investors will not receive any return on their investment prior to selling their Shares in the Company, if and when a market for such Shares develops. Furthermore, even if a market for the Company’s securities does develop, there is no guarantee that the market price for the shares would be equal to or more than the initial per share investment price paid by any investor. There is a possibility that the Shares could lose all or a significant portion of their value from the initial price paid in this offering.

The recently enacted JOBS Act will also allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

12

-be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

-be exempt from the “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Act and certain disclosure requirements of the Dodd-Frank Act relating to compensation of its chief executive officer;

-be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934 and instead provide a reduced level of disclosure concerning executive compensation; and

-be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

The Company intends to take advantage of some or all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an emerging growth company, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an emerging growth company, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers that would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

The Company may face significant competition from companies that serve these similar industries.

The Company may face competition from other companies that offer similar services. Some of these potential competitors may have longer operating histories, greater brand recognition, larger client bases and significantly greater financial, technical and marketing resources than the Company possesses. These advantages may enable such competitors to respond more quickly to new or emerging trends and changes in customer preferences. These advantages may also allow them to engage in more extensive market research and development, undertake extensive far-reaching marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential customers, employees and strategic partners. The Company believes that its current and anticipated solutions are, and will be, sufficiently different from existing competition, and that there is limited to no competition in its local area. However, it is nevertheless possible that potential competitors may have or may rapidly acquire significant market share. Increased competition may result in price reductions, reduced gross margin and loss of market share. The Company may not be able to compete successfully, and competitive pressures may adversely affect its business, results of operations and financial condition.

No formal market survey has been conducted.

No independent marketing survey has been performed to determine the potential demand for the Company’s services over the longer term. The Company has conducted no marketing studies regarding whether its business would continue to be marketable. No assurances can be given that upon marketing, sufficient customer markets and business segments can be developed to sustain the Company's operations on a continued basis.

The Company has authorized the issuance of preferred stock with certain preferences.

13

The board of directors of the Company is authorized to issue up to 10,000,000 shares of $0.001 par value preferred stock. The board of directors has the power to establish the dividend rates, liquidation preferences, and voting rights of any series of preferred stock, and these rights may be superior to the rights of holders of the Shares. The board of directors may also establish redemption and conversion terms and privileges with respect to any shares of preferred stock. Any such preferences may operate to the detriment of the rights of the holders of the Shares, and further, could be used by the board of directors as a device to prevent a change in control of the Company. As of the date of this report the Company has 10,0000,000 shares of Series A Preferred Stock designated and 5,000,000 issued and outstanding. The Series A Preferred Stock has a voting right of 500:1. Every One (1) share of Preferred Series A Stock has the voting power of 500 common shares. Except as otherwise required by law, each share of outstanding Series A Preferred Stock shall entitle the holder thereof to vote on each matter submitted to a vote of the stockholders of the Corporation.

The Company does not maintain certain insurance, including errors and omissions and indemnification insurance.

The Company has limited capital and, therefore, does not currently have a policy of insurance against liabilities arising out of the negligence of its officers and directors and/or deficiencies in any of its business operations. Even assuming that the Company obtained insurance, there is no assurance that such insurance coverage would be adequate to satisfy any potential claims made against the Company, its officers and directors, or its business operations. Any such liability which might arise could be substantial and may exceed the assets of the Company. The certificate of incorporation and by-laws of the Company provide for indemnification of officers and directors to the fullest extent permitted under Nevada law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy, as expressed in the Act, and is therefore, unenforceable.

Intellectual property and/or trade secret protection may be inadequate.

The Company has applied for intellectual property or trade secret protection on some aspects of its business. The Company has plans to obtain additional patents, copyright, trademarks and/or service marks on some of its solutions and services. Regardless, there can be no assurance that the Company can obtain effective protection against unauthorized duplication or the introduction of substantially similar solutions and services.

The Company is subject to the potential factors of market and customer changes.

The business of the Company is susceptible to rapidly changing preferences of the marketplace and its customers. The needs of customers are subject to constant change. Although the Company intends to continue to develop and improve its services to meet changing customer needs of the marketplace, there can be no assurance that funds for such expenditures will be available or that the Company's competition will not develop similar or superior capabilities or that the Company will be successful in its internal efforts. The future success of the Company will depend in part on its ability to respond effectively to rapidly changing trends, industry standards and customer requirements by adapting and improving the features and functions of its services.

Our Officers and Directors Have the Ability to Exercise Significant Influence over Matters Submitted for Stockholder Approval and Their Interests May Differ From Other Stockholders

Our executive officers and directors, whether acting alone or together, may have significant influence in determining the outcome of any corporate transaction or other matter submitted to our stockholders for approval, including mergers, acquisitions, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of these executive officers and directors may differ from the interests of the other stockholders.

ITEM 2. FINANCIAL INFORMATION

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

14

This report on Form 10 contains "forward-looking statements" that involve risks and uncertainties. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risks described in this Form 10 and other filings we make with the Securities and Exchange Commission. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made. We do not intend to update any of the forward-looking statements after the date of this report to conform these statements to actual results or to changes in our expectations, except as required by law.

The following discussion and analysis of financial condition and results of operations is based upon, and should be read in conjunction with our audited financial statements and related notes thereto included elsewhere in this Form 10 .

We have incurred losses since our inception and cannot assure you that we will achieve profitability.

The Company has an accumulated deficit of $8,150,905 and $7,680,322 as of December 31, 2014 and 2013, respectively.  The extent of our future operating losses and the timing of profitability are highly uncertain and we may never achieve or sustain profitability. We cannot assure you that we will ever generate sufficient revenues from our operations to achieve profitability. If revenues grow slower than we anticipate, or if operating expenses exceed our expectations or cannot be adjusted accordingly, we may not ever achieve profitability and the value of your investment could decline significantly.

These factors create a substantial doubt about our ability to continue as a going concern and our auditors have included a going concern qualification in their report on our audited financial statements.

Management’s Discussion and Analysis of Financial Condition and Results of Operation.

Revenues

In 2014 our revenue was $508,035 compared to $1,775,697 in 2013 or a reduction of $1,267,662. The main reason for the decline was the loss of various clients.

Cost of Sales

In 2014 our cost of sales as a percentage of revenues was 56.6% as compares to 68.5% in the previous year. Our costs decreased as we had fewer jobs and we were able to maintain a slightly higher profitablilty.

Operating Expenses

In 2014 our expenses were $518,329 compared to $535,602 or a reduction of $17,239 The main area of reduction of expenses was in general and administrative as with less revenue we incurred less overhead.The electronic security integration business is cyclical and requires a long sales cycle.   With the launch of Greeniosk secure payment, SITS will be able to build a monthly recurrent revenue base.

Liquidity and Capital Resources

At December 31, 2014 we had a negative working capital of $2,0 28 , 653 and cash used in operations of $162,300. Net ca s h provided by financial sources was $83,324.

Going Concern

As of the date of this registration statement, there is doubt about our ability to continue as a going concern as we have not generated sufficient cash flow to fund our business operations.  The financial statements included in this registration statement have been prepared on the going concern basis, which assumes that we will be able to realize our assets and discharge our obligations in the normal course of business. If we are not to continue as a going concern, we would likely not be able to realize our assets at values comparable to the carrying value or the fair value estimates reflected in the balances set out in our financial statements.

15

Our future success and viability, therefore, are dependent upon our ability to generate capital financing. The failure to generate sufficient revenues or raise additional capital may have a material and adverse effect upon us and our stockholders.

Because we have incurred losses from operations since inception, in their report on our audited financial statements for the latest fiscal year, our independent auditors included an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern.

Management’s plan for continuing and growing operations is to seek additional lines of credit. At the time of filing the Form 10 we had received verbal statements of interest and verbal promises of additional financing from one investor. Management, on a daily basis, is actively seeking additional investor sources to finance operations and growth. Management has also signed interest forbearance agreements with existing lenders and has converted some interest amounts due into shares of stock. The operating needs of the company for the next 12 months is approximately $200,000 and additional funds are needed to achieve the desired growth.

Critical Accounting Policies

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates. Such estimates include management’s assessments of the carrying value of certain assets, useful lives of assets, and related depreciation and amortization methods applied.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable related to the products and services sold are recorded at the time revenue is recognized, and are presented on the balance sheet net of allowance for doubtful accounts. The ultimate collection of the receivable may not be known for several months after services have been provided and billed.

The Company has established an allowance for doubtful accounts based upon factors pertaining to the credit risk of specific customers, analyses of current and historical cash collections, and the aging of receivables. Delinquent accounts are written-off when the likelihood for collection is remote and/or when the Company believes collection efforts have been fully exhausted and the Company does not intend to devote any additional efforts in an attempt to collect the receivable. The Company adjusts their allowance for doubtful accounts balance on a quarterly basis.

Furniture Fixtures & Equipment

Furniture fixtures and equipment are recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation of furniture fixtures and equipment is computed by the straight-line method (after taking into account their respective estimated residual values) over the assets estimated useful life of five (3) years for equipment, (5) years for automobile, and (7) years for furniture and fixtures. Upon sale or retirement of computer equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in statements of operations.

Automobiles

Automobiles are recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation of automobiles is computed by the straight-line method (after taking into account their respective estimated residual values) over the assets estimated useful life of five (5) years. Upon sale or retirement of automobiles, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in statements of operations.

16

Revenue Recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured. In addition, the Company records allowances for accounts receivable that are estimated to not be collected.

Impairment of long-lived assets

The Company follows paragraph 360-10-05-4 of the FASB Accounting Standards Codification for its long-lived assets.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

The Company determined that there were no impairments of long-lived assets as of December 31, 2014 and 2013.

Commitments and contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Income taxes

The Company follows Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”) with regards to uncertainty in income taxes. Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its assets and/or liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

17

Net income (loss) per share

The Company computes basic and diluted earnings per share amounts pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic earnings per share is computed by dividing net income (loss) available to common shareholders, by the weighted average number of shares of common stock outstanding during the period, excluding the effects of any potentially dilutive securities. Diluted earnings per share is computed by dividing net income (loss) available to common shareholders by the diluted weighted average number of shares of common stock during the period. The diluted weighted average number of common shares outstanding is the basic weighted number of shares adjusted as of the first day of the year for any potentially diluted debt or equity.

There were no potentially dilutive shares outstanding as of December 31, 2014 and December 31, 2013, respectively.

Recently Issued Accounting Pronouncements

We do not expect the adoption of any recently issued accounting pronouncements to have a significant effect on our financial position or results of operations.

Quantitative and Qualitative Disclosures About Market Risk.

We have not utilized any derivative financial instruments such as futures contracts, options and swaps, forward foreign exchange contracts or interest rate swaps and futures. We believe that adequate controls are in place to monitor any hedging activities. We do not have any borrowings and, consequently, we are not affected by changes in market interest rates. We do not currently have any sales or own assets and operate facilities in countries outside the United States and, consequently, we are not affected by foreign currency fluctuations or exchange rate changes.  Overall, we believe that our exposure to interest rate risk and foreign currency exchange rate changes is not material to our financial condition or results of operations.

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

ITEM 3. PROPERTIES

At present, time we have 2 offices, one in D'Iberville, Mississippi with office space and a large warehouse. Our headquarters' office is in Las Vegas, Nevada and consists solely of office space.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of January XX, 2015, with respect to the beneficial ownership (1) of the Company’s outstanding Common Stock by (i) any holder of more than five (5%) percent; (ii) the Company’s executive officer and directors; and (iii) the Company’s directors and executive officer as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned. Unless otherwise indicated, the address of each stockholder listed in the table is correct. As of the date of this Registration Statement, there are 19,134,708 shares of common stock issued and outstanding.

18

Name and Address (1)	Shares Beneficially Owned	Class of Shares	Voting Rights	Percentage of Class (2)
Sylvain Desrosiers Chief Executive Officer and Chairman	10,413,788 5,000,000	Common Series A Preferred(3)	1:1 500:1	54% 100%
William Noll Chief Financial Officer	2,000,000	Common	1:1	10%
All directors and executive Officers (2 persons)	12,413,788 5,000,000	Common Series A Preferred(3)	1:1 500:1	64% 100%

1)     Unless noted otherwise, the address for all persons listed is c/o the Company at 7935 W. Sahara Ave Suite 1 03 , Las Vegas, NV 89117.

2)    The above percentages are based on 19,134,708 shares of common stock, 5,000,000 shares of Series A Preferred Stock outstanding as January 01 , 2015.

3) Series A Preferred Stock has a voting right of 500:1. Every One (1) share of Preferred Series A Stock has the voting power of 500 common shares. Except as otherwise required by law, each share of outstanding Series A Preferred Stock shall entitle the holder thereof to vote on each matter submitted to a vote of the stockholders of the Corporation.

This table is based upon information derived from our stock records. We believe that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned; except as set forth above, applicable percentages are based upon 19,134,708 shares of common stock outstanding as of the date of this registration statement on Form 10.

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the name, age, and position of each executive officer and director of the Company:

Name	Age	Position(s)

Sylvain Desrosiers	50	Chief Executive Officer and Chairman of the Board of Directors
William Noll	68	Chief Financial Officer/Treasurer

Sylvain Desrosiers, Chief Executive Officer and Chairman of the Board of Directors

Mr. Desrosiers has specialized in technology, electronic security, compliance and auditing for the gaming industry for almost three decades. Mr. Desrosiers founded and led several very successful businesses during his career; including Imaging Technologies Systems, Inc. one of the first companies to specialize in identification cards.  He also co-founded AXS Technologies; an access control company. That technology was sold to Integral Technologies, Inc. Mr. Desrosiers also founded Port Scanning Services, Inc., Emap, Inc. and Gaming Entertainment International, Inc.  For the past 5 years Mr. Desrosiers has been the CEO of SITS, directing marketing, operations and contacting investors .

19

William W. Noll, Chief Financial Officer / Treasurer

Mr. Noll has an MBA in Finance, having attended Boston University and Bridgeport University. He was a regional manager in the international public accounting firm of Laventhol & Horwath. Laventhol & Horwath included clients many of the large hotels, real estate developers and hospitals in Southern California, including the Ritz Carlton and other brand names. After Laventhol closed, he was controller and acting CFO for a large 500 bed hospital in Los Angeles. Following that, he became senior vice president of operations of Medical Capital Management, Inc., a large commercial financing firm in Southern California for fifteen years. He was responsible for underwriting loans, managing and performing due diligence audits of prospective clients and filing securities reports with federal and state securities divisions. He also was on the board of directors of Medical Capital Management, Inc. When that firm closed in 2009, he subsequently became chief financial officer of Port Scanning Services and Gaming Entertainment International. For the past five years Mr. Noll has functioned as the CFO of SITS, performing the accounting, federal tax filing, financial statement preparation and other financial related functions.

Mr. Noll has developed and helped place many public offerings in the U.S. and Asian markets. He also managed and monitored the sale of securities in many Asian markets. Through these public offerings, he helped his last firm raise billions of dollars. He was a major contributor in helping his last firm increase their portfolio size by 500% within seven years. He is well versed and has kept current with U.S. and International financial reporting and financial regulations and trends. He is also experienced with the governmental reporting and record keeping requirements related to international trade and transactions.

Mr. Noll has over thirty years of executive level financial and business operational experience. He was V.P. of Financial Operations for Medical Capital Corporation from 1996 until the end of 2009. From 2010 to the present, Mr. Noll has worked as the CFO of Port Scanning Services, Inc. In consideration of Mr. Noll’s wealth of experience, the Company appointed him a member of the Board of Directors.

Employees

We currently have as employ ees Mr. Desrosiers and Mr. Noll. At the current time we engage experienced consultants to match the requirements of the security installation jobs that need to be completed. As the business grows we will be more cash flow positive and will hire additional staff as employees . Mr. Desrosiers is the Chief Executive Officer of the Company. There is a formal employment agreement between the Company and Mr. Desrosiers and Mr. Noll. Neither has drawn any salary payments yet.

Significant Employees: None.

Family Relationships: None.

Involvement in Certain Legal Proceedings:

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

20

•	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

•	Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

The Board of Directors acts as the Audit Committee and the Board has no separate committees. The Company has no qualified financial expert at this time because it has not been able to hire a qualified candidate. Further, the Company believes that it has inadequate financial resources at this time to hire such an expert. The Company intends to continue to search for a qualified individual for hire.

Code of Ethics: We do not currently have a code of ethics.

ITEM 6. EXECUTIVE COMPENSATION

The following table provides information as to cash compensation of all officers of the Company, for each of the Company’s last two fiscal years.

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation Earnings	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Sylvain Desrosiers Chief Executive Officer and Chairman of the Board of Directors	2014	$ 0	$ 0	$0	$0	$0	$ 0	$0
	2013	$ 0	$ 0	$0	$0	$0	$ 0	$0
William W. Noll Chief Financial Officer	2014	$ 0	$ 0	$0	$0	$0	$ 0	$0
	2013	$ 0	$ 0	$0	$0	$0	$ 0	$0

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Related Party Transactions

21

Except as otherwise indicated herein, there have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-K.

Director Independence

At this time the Company does not have a policy that it’s directors or a majority be independent of management as the Company has at this time only one director. It is the intention of the Company to implement a policy that a majority of the Board member be independent of the Company’s management as the members of the board of director’s increases. A Director is considered independent if the Board affirmatively determines that the Director (or an immediate family member) does not have any direct or indirect material relationship with the Company or its affiliates or any member of senior management of the Company or his or her affiliates. The term “affiliate” means any corporation or other entity that controls, is controlled by, or under common control with the Company, evidenced by the power to elect a majority of the Board of Directors or comparable governing body of such entity. The term “immediate family member” means spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in law, brothers- and sisters-in-laws and anyone (other than domestic employees) sharing the Director’s home.

Committees: Audit Committee Financial Expert.

The Company does not currently have an Audit Committee.

ITEM 8. LEGAL PROCEEDINGS

There are presently no material, pending legal proceedings to which the Company is a party or as to which any of its property is subject, and no such proceedings are known to the Company to be threatened or contemplated against it.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE COMPANY’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

(a) Market Information

The Company’s Common Stock is quoted on the OTC Pink Sheets under the under the symbol “SITS.” The following table sets forth the quarterly high and low sale prices for our common shares for the last two completed fiscal years. Quotations on the OTC Pink Sheets reflect bid and ask quotations, may reflect inter-dealer prices, without retail markup, markdown or commission, and may not represent actual transactions.

	High	Low
December 31, 2014	$0.09	$0.08
September 30, 2014	$0.21	$0.18
June 30, 2014	$0.61	$0.51
March 31, 2014	$0.30	$0.25

December 31, 2013	$0.18	$0.15
September 30, 2013	$0.15	$0.12
June 30, 2013	$0.09	$0.08
March 31, 2013	$0.17	$0.12

Holders

As of January 01, 2015, there were approximately 19,134,708 share s and 66 share holders of record of our common stock. The common stock figure does not take into account those shareholders whose certificates are held in the name of broker-dealers or other nominees.

Dividends.

22

The Company has not paid any cash dividends to date and does not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Company’s business.

Securities Authorized for Issuance under Equity Compensation Plans.

None.

Reverse Stock Splits

On July 17, 2014, the Company enacted a 1-for-50 reverse stock split. The Company has adjusted all periods presented for the effects of the stock split.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES

None.

ITEM 11. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

Authorized Capital Stock

The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, par value $.001 per share, (the "Common Stock"), of which there are 19,134,708 issued and outstanding. There are also 10,000,000 shares of Preferred Stock, (the “Preferred Stock”) par value $.001 per share, which have been designated as Series A Preferred Stock, of which there are 5,000,000 issued and outstanding. The following summarized the important provisions of the Company’s capital stock.

Common Stock

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available. In the event of a liquidation, dissolution or winding up of the company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable.

Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Preferred Stock

The board of directors of the Company is authorized to issue up to10,000,000 shares of $0.001 par value preferred stock. The board of directors has the power to establish the dividend rates, liquidation preferences, and voting rights of any series of preferred stock, and these rights may be superior to the rights of holders of the Shares. The board of directors may also establish redemption and conversion terms and privileges with respect to any shares of preferred stock. Any such preferences may operate to the detriment of the rights of the holders of the Shares, and further, could be used by the board of directors as a device to prevent a change in control of the Company. As of the date of this report the Company has 10,0000,000 shares of Series A Preferred Stock designated and 5,000,000 Series A Preferred Stock issued and outstanding. The Series A Preferred Stock has a voting right of 500:1. Every One (1) share of Preferred Series A Stock has the voting power of 500 common shares. Except as otherwise required by law, each share of outstanding Series A Preferred Stock shall entitle the holder thereof to vote on each matter submitted to a vote of the stockholders of the Corporation.

Dividends

23

We have not paid any dividends on our common stock and do not presently intend to pay cash dividends prior to the consummation of a business combination. The payment of cash dividends in the future, if any, will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to consummation of a business combination, if any. The payment of any dividends subsequent to a business combination, if any, will be within the discretion of our then existing board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, the board of directors does not anticipate paying any cash dividends in the foreseeable future.

Transfer Agent

Pacific Stock Transfer Company 4045 South Spencer Street, Suite 403 Las Vegas, NV 89119 Tel: 702-361-3033 Fax: 702-433-1979

Debt Securities.

Other Securities to be Registered: None.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a) is not liable pursuant to Nevada Revised Statute 78.138, or

(b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In addition, Section 78.7502 permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a) is not liable pursuant to Nevada Revised Statute 78.138; or

(b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, the corporation is required to indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Section 78.752 of the Nevada Revised Statutes allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

24

Other financial arrangements made by a corporation pursuant to Section 78.752 may include the following:

(a) the creation of a trust fund;

(b) the establishment of a program of self-insurance;

(c) the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation; and

(d) the establishment of a letter of credit, guaranty or surety.

No financial arrangement made pursuant to Section 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to an undertaking to repay the amount if it is determined by a court that the indemnified party is not entitled to be indemnified by the corporation, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a) by the stockholders;

(b) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or

(d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Under our Articles of Incorporation, our directors are not liable for monetary damages for breach of fiduciary duty, except in connection with (i) acts or omissions that involve intentional misconduct by the director or a knowing violation of law by the director, (ii) conduct violating the Nevada Revised Statutes, or (iii) any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled

Our Articles of Incorporation and Bylaws require us to indemnify our directors against reasonable expenses incurred by the individual in advance of final disposition of the proceeding, without regard to the limitations in Nevada Revised Statute 78.7502, or any other limitation that may hereafter be enacted, to the extent such limitation may be disregarded if authorized by the Articles of Incorporation, to the full extent and under all circumstances permitted by applicable law.

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

We set forth below a list of our audited financial statements included in this Registration Statement on Form 10. *

*The financial statements follows page 44 to this Registration Statement on Form 10.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On December 16, 2014, the Company’s Board of Directors approved the engagement of Terry L. Johnson, CPA, as the Company's independent accountant effective immediately to audit the Company’s financial statements and to perform reviews of interim financial statements. During the fiscal years ended December 31, 2013 and 2014, through December 16, 2014, neither the Company nor anyone acting on its behalf consulted with Terry L. Johnson, CPA regarding: (i) either the application of any accounting principles to a specific completed or contemplated transaction of the Company, or the type of audit opinion that might be rendered by Terry L. Johnson, CPA on the Company's financial statements; or (ii) any matter that was either the subject of a disagreement with Terry L. Johnson, CPA or a reportable event with respect to Terry L. Johnson, CPA.

25

There are not and have not been any disagreements between the Company and its accountants on any matter of accounting principles, practices or financial statement disclosure .

On approximately April 30, 2015 we were advised that Terry L. Johnson was no longer reviewing financial statements and no longer providing Opinions under PCAOB guidelines. We are in the process of engaging another PCAOB approved auditor and anticipate signing the engagement letter by the middle of June, 2015 .

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements.

The financial statements and related notes are included as part of this Form 10 registration statement is indexed in the appendix on page F-1 through F-15.

(b) Exhibits.

Exhibit Number	Description of Exhibits
3.1 **	Articles of Incorporation
3.2 **	By-laws
3.3 *	Amendment to Articles
3.4 * *	Certificate of Designation
23.1 **	Consent of Independent Auditor

*Filed herewith.

** Previously filed.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Form 10/A registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 27, 2015	Southern ITS International, Inc.

By: /s/ Sylvain Desrosiers
Sylvain Desrosiers, Chief Executive Officer (Principal Executive Officer)

26

27

Terry L. Johnson, CPA

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors

Southern ITS International, Inc.

We have audited the accompanying balance sheets of Southern ITS International, Inc.. as of December 31, 2014 and 2013 and the statements of operations, stockholders’ equity, and cash flows for the years ended December 31, 2014 and 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

Management’s Responsibility for Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United State of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Southern ITS International, Inc. as of December 31, 2014 and 2013 and the results of its operations and its cash flows for the years ended December 31, 2014 and 2013 in conformity with accounting principles generally accepted in the United States.

Emphasis of Matter

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has a minimum cash balance available for payment of ongoing operating expenses, has experienced losses from operations since inception, and it does not have a source of revenue sufficient to cover its operating costs. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in this regard are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Terry L. Johnson, CPA

Casselberry, Florida

March 23, 2015

F-1

SOUTHERN ITS INTERNATIONAL, INC.
CONSOLIDATED BALANCE SHEETS
(Audited)

	December 31,	December 31,
	2014	2013
Assets:
Current Assets
Cash and Cash Equivalents	$20,994	$99,970
Accounts Receivable, net	—	20,386
Advances to Non-Related Parties	10,000	10,000
Prepaids	673,150	—
Total Current Assets	704,144	130,356

Fixed Assets:
Furniture and Equipment	5,808	5,808
Accumulated Depreciation	(2,360)	(1,531)
Total Fixed Assets	3,448	4,277

Total Assets	$707,592	$134,633

Liabilities and Stockholders' Deficit:

Current Liabilities
Accounts Payable & Accrued Expenses	$128,829	$32,424
Accrued Interest	387,882	325,557
Convertible Notes Payable- Related Party	294,712	262,320
Convertible Notes Payable	155,000	155,000
Notes Payable- Related Party	96,205	105,752
Notes Payable	220,000	150,000
Derivative Liability	1,453,618	1,376,358
Total Current Liabilities	2,736,246	2,407,411

Non-Current Liabilities:
Convertible Notes Payable- Related Party	—	33,392
Total Non-Current Liabilities	—	33,392

Total Liabilities	2,736,246	2,440,803

Stockholders' Equity:
Preferred Stock, Par value $0.001, Authorized 10,000,000 shares
Issued 5,000,000 shares respectively	5,000	5,000
Common Stock, Par value $0.001, Authorized 50,000,000 shares
Issued 19,134,708 and 3,764,348 respectively	19,135	3,764
Paid-In Capital	6,098,117	5,365,388
Deficit Accumulated During Development Stage	(8,150,905)	(7,680,322)
Total Stockholders' Equity	(2,028,653)	(2,306,170)

Total Liabilities and Stockholders' Equity	$707,592	$134,633

The accompanying notes are an integral part of these financial statements.

F-2

SOUTHERN ITS INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Audited)

	For the Years Ended
	December 31,
	2014	2013
Revenues	$508,035	$1,775,697
Costs of Services	287,653	1,216,236

Gross Margin	220,382	559,461

Operating Expenses:
Consulting	141,693	106,353
Professional Fees	39,511	48,327
Wages	82,679	79,679
General and Administrative	254,446	301,243
Total Operating Expenses	518,329	535,602

Operating Income (Loss)	(297,947)	23,859

Other Income (Expense):
Interest Expense	(95,396)	(90,132)
Derivative Expense	(77,260)	(1,376,358)
Interest Income	20	—
Total Other Income (Expense)	(172,636)	(1,466,490)

Net Income (Loss) Before Taxes	(470,583)	(1,442,631)

Income Tax Provision	—	—

Net Income (Loss)	$(470,583)	$(1,442,631)

Loss per Share, Basic &
Diluted	$(0.02)	$(0.24)

Weighted Average Shares
Outstanding	19,134,708	5,918,194

The accompanying notes are an integral part of these financial statements.

F-3

SOUTHERN ITS INTERNATIONAL, INC.
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
(Audited)
					Common	Additional		Total
	Preferred	Preferred	Common	Common	Stock	Paid in	Accumulated	Stockholders'
	Shares	Stock	Shares	Stock	Issuable	Capital	Deficit	Equity (Deficit)

Net Loss Inception (March 26, 2008) to
12/31/2008	—	$—	—	$—	—	$—	$(282,194)	$(282,194)
Stock issued at inception	—	—	5,771.44	6	—	93,515	—	93,521
Net Loss for year ended December 31, 2009	—	—	—	—	—	—	(457,774)	(457,774)
Balance December 31, 2009	—	—	5,771	6	—	93,515	(739,968)	(646,447)

Stock issued for services	—	—	133.33	0	—	13,000	—	13,000
Stock issued for debt reduction	—	—	400	0	—	22,748	—	22,748
Net Loss for year ended December 31, 2010	—	—	—	—	—	—	(211,081)	(211,081)
Balance December 31, 2010	—	—	6,305	6	—	129,263	(951,049)	(821,780)

Stock issued for services	—	—	26,666.67	27	—	2,999,973	—	3,000,000
Stock issued for debt reduction	—	—	10,406.67	10	—	19,990	—	20,000
Net loss for year ended December 31, 2011	—	—	—	—	—	—	(3,137,881)	(3,137,881)
Balance December 31, 2011	—	—	43,378	43	—	3,149,226	(4,088,930)	(939,661)

Stock issued pursuant to share exchange- addendum was
later executed on April 30, 2013	—	—	4,000,000	4,000	—	(4,000)	—	—
Stock issuable pursuant to addendum to share exchange agreement	—	—	—	—	20,000	2,080,000	—	2,100,000
Stock issued for debt reduction	—	—	2,920,000	2,920	—	70,080	—	73,000
Stock issued for services	—	—	969.52	1	—	2,882	—	2,883
Net loss for year ended December 31, 2012	—	—	—	—	—	—	(2,148,761)	(2,148,761)
Balance December 31, 2012	—	—	6,964,348	6,964	20,000	5,298,188	(6,237,691)	(912,539)

Stock cancelled per addendum to share exchange agreement	—	—	(4,000,000)	(4,000)	—	4,000	—	—
Stock issued per addendum to share exchange
agreement	—	—	400,000	400	(20,000)	19,600	—	—
Preferred stock for services	5,000,000	5,000	—	—	—	—	—	5,000
Stock for services	—	—	400,000	400	—	43,600	—	44,000
Net loss for year ended December 31, 2013	—	—	—	—	—	—	(1,442,631)	(1,442,631)
Balance December 31, 2013	5,000,000	5,000	3,764,348	3,764	—	5,365,388	(7,680,322)	(2,306,170)

Stock cancelled J. Bell per agreement	—	—	(400,000)	(400)	—	(19,600)	—	(20,000)
Reverse split (50 to 1) adjustment	—	—	(79,640)	(79)	—	79	—	—
Stock issued for debt reduction	—	—	3,100,000	3,100	—	—	—	3,100
Stock issued for services	—	—	12,750,000	12,750	—	752,250	—	765,000
Net loss for year ended December 31, 2014	—	—	—	—	—	—	(470,583)	(470,583)
Balances December 31, 2014	5,000,000	$ 5 ,000	19,134,708	$19,135	—	$6,098,117	$(8,150,905)	$(2,028,653)

The accompanying notes are an integral part of these financial statements.

F-4

SOUTHERN ITS INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Audited)
	For the Year Ended
	December 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss) for the Period	$(470,583)	$(1,442,631)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Depreciation and amortization	829	830
Stock issued for services	93,000	49,000
Changes in Operating Assets and Liabilities
Increase in accounts payable & accrued expenses	96,405	9,935
Increase in accrued interest	62,325	70,103
Increase (decrease) in accounts receivable, net	(20,386)	15,164
Prepaid expenses	(1,150)	—
Derivative expense	77,260	1,376,358
Net Cash Used in Operating Activities	(162,300)	78,759

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from convertible notes to related party	22,871	2,100
Payments on note payable to related party	(9,547)	(2,100)
Proceeds from note payable	70,000	—
Net Cash Provided by Financing Activities	83,324	—

Net (Decrease) Increase in Cash	(78,976)	78,759
Cash at Beginning of Period	99,970	21,211
Cash at End of Period	$20,994	$99,970

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$—	$20,000
Franchise and Income Taxes	$—	$—

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Accounts Payable Satisfied through Contributed Capital
and Property and Equipment	$—	$—

The accompanying notes are an integral part of these financial statements.

F-5

SOUTHERN ITS INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND DECEMBER 31, 2013

(Audited)

NOTE 1 – NATURE AND DESCRIPTION OF BUSINESS

Southern ITS International, Inc. (formerly Alco Advanced Technologies, Inc.) (“Company”) was incorporated in the State of Nevada on September 27, 1984. On March 21, 2012, the Company changed its name from Alco Advanced Technologies, Inc. to Southern ITS International, Inc.

The Company executed a share exchange with Southern ITS Corporation (“SIC”) (“the Subsidiary”) in which the result was SIC becoming a wholly-owned subsidiary of the Company. Refer to Note 9 for more information.

The Company's operations consist of providing turnkey integration of electronic security systems for various types of industries, such as transportation, gaming and other secure operations in both government and private sectors. The integration includes surveillance, access control, network infrastructure, data communications and fire and burglar alarm systems. Today, security technologies are evolving rapidly and require remote access through various networks, firewalls and internet security. Surveillance systems and access control are all network-dependent and work best for the end user when they are completely integrated. The Company's mission is to provide a complete integration of the various electronic security systems with the computer networks that they are dependent upon and ensuring that the systems will remain secure from potential cyber attack.

On July 17, 2014, the Company enacted a 1-for-50 reverse stock split. The Company has adjusted all periods presented for the effects of the stock split.

On August 15, 2014, the Company amended its articles of incorporation to decrease its authorized shares of common stock from Two Hundred Fifty Million (250,000,000) shares to Fifty Million (50,000,000) shares, with a par value of $0.001. The Company remains to have Ten Million (10,000,000) preferred shares with par value of $0.001 authorized. The Company designated 10,000,000 Series A Preferred Stock which have preferred voting rights equal to 500 votes for each 1 preferred share.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The accompanying audited financial statements have been prepared in accordance with accounting principles generally accepted in The United States of America and the rules and regulations of the Securities and Exchange Commission for interim financial information.  Accordingly, they do not include all the information necessary for a comprehensive presentation of financial position and results of operations.

It is management's opinion, however, that all material adjustments (consisting of normal and recurring adjustments) have been made which are necessary for a fair financial statements presentation.  The results for the interim period are not necessarily indicative of the results to be expected for the year.

Restatement of Financial Statements

Certain amounts in the prior period financial statements have been adjusted to conform to the current period presentation pursuant to a 1 for 50 reverse stock split on, see Note 14.

F-6

Basis of Consolidation

The accompanying consolidated financial statements include all of the accounts of the Company and SIC as of December 31, 2014 and December 31, 2013 for the periods then ended. All intercompany balances and transactions have been eliminated.

Use of estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Such estimates and assumptions impact, among others, the valuation allowance for deferred tax assets, due to continuing and expected future losses, and share-based payments.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from estimates.

Cash and cash equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.

The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution. The balance at times may exceed federally insured limits.

Allowance for Doubtful Accounts

The Company evaluates the collectability of its accounts receivable based on a combination of factors. In circumstances where it is aware of a specific customers ability to meet its financial obligations, it records a specific reserve to reduce the amounts recorded to what it believes will be collected. For all other customers, it recognizes reserves for bad debts based on historical experience. The company had an allowance for doubtful account balance of $0 and $158,695 at December 31, 2014 and December 31, 2013.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

The carrying amount of the Company’s financial assets and liabilities, such as cash, prepaid expenses and accrued expenses approximate their fair value because of the short maturity of those instruments.

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at December 31, 2014 and December 31, 2013; no gains or losses are reported in the consolidated statements of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date ended December 31, 2014 and December 31,2013.

Property and Equipment

Property and equipment is stated at cost, less accumulated depreciation on a straight line basis over the estimated useful lives of 5 to 7 years. Maintenance and repairs are charged to operations when incurred. Betterment and renewals are capitalized when deemed material. When property and equipment are sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations.

Intangible Assets

Valuation of intangible assets include significant estimates and assumptions such as estimating future cash flows from product sales, developing appropriate discount rates, estimating probability rates for the successful completion of projects, continuation of customer relationships and renewal of customer contracts, and approximating the useful lives of the intangible assets acquired.

Long Lived Assets

The Company reviews the recover-ability of the carrying value of identified intangibles and other long-lived assets, including fixed assets, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recover-ability of these assets is determined based upon the forecasted undiscounted future net cash flows expected to result from the use of such asset and its eventual disposition. The Company’s estimate of future cash flows is based upon, among other things, certain assumptions about expected future operating performance, growth rates and other factors. The actual cash flows realized from these assets may vary significantly from its estimates due to increased competition, changes in technology, fluctuations in demand, consolidation of its customers and reductions in average selling prices. If the carrying value of an asset is determined not to be recoverable from future operating cash flows, the asset is deemed impaired and an impairment loss is recognized to the extent the carrying value exceeds the estimated fair market value of the asset.

Revenue recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) the collectability is reasonably assured. There are no price incentives and the product can only be returned if defective. As the Company does not believe defective merchandise is likely an allowance has not been recognized. Revenue is recognized on a gross basis with corresponding costs of goods as a reduction to revenue in cost of sales. The Company’s subsidiary earned the majority of the Company’s revenues in 2012 from installing network surveillance systems. The Company applies the percentage-of-completion revenue recognition principles of accounting when recording revenues for ongoing projects.

Risks and uncertainties

The Company operates in an industry that is subject to rapid change. The Company's operations are subject to significant risk and uncertainties including financial and operational risks including the potential risk of business failure. Also, see Note 3 regarding going concern matters.

F-7

Segment information

During 2014 & 2013, the Company only operated in one segment; therefore, segment information has not been presented.

Share based payments

Generally, all forms of share-based payments, including stock option grants, restricted stock grants and stock appreciation rights, are measured at their fair value on the awards’ grant date, and based on the estimated number of awards that are ultimately expected to vest. Share-based payment awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable. The expense resulting from share-based payments are recorded as a component of general and administrative expense.

Earnings per share

In accordance with accounting guidance now codified as FASB ASC Topic 260, “Earnings per Share,” Basic earnings per share (“EPS”) is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period, excluding the effects of any potentially dilutive securities. Diluted EPS gives effect to all dilutive potential of shares of common stock outstanding during the period including stock options or warrants, using the treasury stock method (by using the average stock price for the period to determine the number of shares assumed to be purchased from the exercise of stock options or warrants), and convertible debt or convertible preferred stock, using the if-converted method. Diluted EPS excludes all dilutive potential of shares of common stock if their effect is anti-dilutive. At September 30, 2014, there were 30,166,314 potential dilutive shares outstanding which relate to the outstanding warrants with exercise prices below the closing trading price of the Company’s stock as of December 31, 2014.

Income Taxes

The Company accounts for income taxes in accordance with accounting guidance now codified as FASB ASC Topic 740, “Income Taxes,” which requires that the Company recognize deferred tax liabilities and assets based on the differences between the financial statement carrying amounts and the tax bases of assets and liabilities, using enacted tax rates in effect in the years the differences are expected to reverse. Deferred income tax benefit (expense) results from the change in net deferred tax assets or deferred tax liabilities. A valuation allowance is recorded when it is more likely than not that some or all deferred tax assets will not be realized.

Accounting guidance now codified as FASB ASC Topic 740-20, “Income Taxes – Intra-period Tax Allocation,” clarifies the accounting for uncertainties in income taxes recognized in accordance with FASB ASC Topic 740-20 by prescribing guidance for the recognition, de-recognition and measurement in financial statements of income tax positions taken in previously filed tax returns or tax positions expected to be taken in tax returns, including a decision whether to file or not to file in a Particular jurisdiction. FASB ASC Topic 740-20 requires that any liability created for unrecognized tax benefits is disclosed. The application of FASB ASC Topic 740-20 may also affect the tax bases of assets and liabilities and therefore may change or create deferred tax liabilities or assets.

Subsequent events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued.  Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

F-8

Recent accounting pronouncements

On January 15, 2014—The Financial Accounting Standards Board (FASB) issued Accounting Standards Update No. 2011-08, Intangibles—Accounting for Goodwill (Topic 350):. The Update simplifies the accounting alternative, if elected, to goodwill existing as of the beginning of the period of adoption and any new goodwill recognized in annual periods beginning after December 15, 2014.

In April 2013, the FASB issued ASU No. 2010-17, "Revenue Recognition – Milestone Method (Topic 605): Milestone Method of Revenue Recognition" (codified within ASC 605 - Revenue Recognition). ASU 2013-45 provides guidance on defining a milestone and determining when it may be appropriate to apply the milestone method of revenue recognition for construction contracts.

Company management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

NOTE 3 - GOING CONCERN

The Company’s financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. As reflected in the accompanying financial statements, the Company has an accumulated deficit of $8,150,905 from inception (September 27, 1984) to December 31, 2014. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to address the going concern issue by funding future operations through the sale of equity capital and by director loans, if needed.

The Company is in the development stage and anticipates that it will be able to have profitable operations in the near future. The Company believes its current available cash, along with anticipated revenues, will be sufficient to meet its cash needs for the near future. There can be no assurance that future financing will be available in amounts or terms acceptable to the Company, if at all.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue its operations is dependent on Management's plans, which include the raising of capital through debt and/or equity markets with some additional funding from other traditional financing sources, including term notes, until such time that funds provided by operations are sufficient to fund working capital requirements.

The Company may need to incur additional liabilities with certain related parties to sustain the Company’s existence.

These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

In response to these problems, management has taken the following actions:

seeking additional debt and/or equity financing,

continue with development and implementation of the business plan,

assess business markets and related opportunities so that more significant revenues can be generated, and

allocation of sufficient resources to continue with sales representation and marketing efforts.

NOTE 4 – REVERSE STOCK SPLIT

On August 4, 2014, the Company executed a reverse stock split whereby the holders of stock in the Company, Southern ITS International, Inc., received one (1) post reverse stock-split share of common stock, $0.001 par value per share, in exchange for every fifty (50) shares of common stock (in effect, a 1 for 50 reverse split). Prior to the reverse stock split the Company had 168,217,400 shares of common stock outstanding. As a result of the 1 for 50 reverse stock-split, the Company had 3,284,708 post reverse-split common shares issued and outstanding. The Company has adjusted the equity statement and equity portion of the balance sheet to retroactively account for the reverse stock split as if it occurred at inception.

F-9

NOTE 5 – PREPAIDS

The prepaid asset recorded at December 31, 2014, was the result of the following employment agreements, plus prepaid rent of $1,150.

Employment agreement with CFO

On August 30, 2014, the Company executed an employment agreement with its CFO and Treasurer, William Noll whereby the Company issued Mr. Noll 2,000,000 post reverse-split shares of common stock for five (5) years services. As of the date of the executed employment agreement, the value of the 2,000,000 post reverse-split shares of common stock were valued at $0.06 per share which resulted in a valuation of $120,000. The Company recorded the unearned portion of the employment contract value as a prepaid expense which as of September 30, 2014 was $110,000.

Employment agreement with CEO

On August 30, 2014, the Company executed an employment agreement with its CEO, Sylvain Desrosiers, whereby the Company issued Mr. Desrosiers 10,000,000 post reverse-split shares of common stock for five (5) years services. As of the date of the executed employment agreement, the value of the 10,000,000 post reverse-split shares of common stock were valued at $0.06 per share which resulted in a valuation of $600,000. The Company recorded the unearned portion of the employment contract value as a prepaid expense which as of September 30, 2014 was $560,000.

As of December 31, 2014, and December 31, 2013, the registrant had a prepaid balance of $673,150 and $-0- which are derived from the uncompleted portion of the consulting agreements with the Company.

NOTE 6 – ACCOUNTS RECEIVABLE

The Company had the following accounts receivable balances as of December 31, 2014 and December 31, 2013

	December 31, 2014	December 31, 2013

Accounts Receivable	$0	$167,671
Less: Allowance for Doubtful Accounts	—	(147,285)
Total	$31,197	$20,386

In the year ended December 31, 2014, the Company recorded $-0- of bad debt expense. In the year ended December 31, 2013 the Company recorded $8,103 of bad debt expense. As of December 31, 2014, the Company had fully reduced the accounts receivable balance with the allowance for doubtful account balance due to the certainty of non-collection of receivables. Therefor the Company wrote off the accounts receivable and allowance for doubtful accounts balances to zero.

NOTE 7 – FIXED ASSETS

At December 31, 2014 and December 31, 2013 the Company has the following fixed assets:

F-10

	December 31, 2014	December 31, 2013
Furniture and Equipment	$5,808	$5,808
Less Accumulated Depreciation	(2,360)	(1,531)
Fixed Assets, net	$3,448	$4,277

Depreciation expense for the year ended December 31, 2014 was $829. Depreciation expense for the year ended December 31, 2013 was $830.

NOTE 8 – NOTES PAYABLE

The company has unsecured notes payable and convertible notes payable to related parties and non-related parties at December 31, 2014 and December 31, 2013 under the following general terms:

Convertible notes payable to related parties

Between May 12, 2008 and December 29, 2011, the Company entered into multiple convertible promissory notes, all of which have identical terms, with Bonavel Development, S.A. for a total amount of $130,820. The notes bear 10% interest per annum and have a maturity date two years subsequent to the executed loan date. The convertible note’s principle and accrued interest may at any time be converted into shares of the Company’s stock at a conversion rate fixed at $0.025 per share. As of December 31, 2014, there is a principle balance outstanding in the amount of $37,820 with accrued interest of $44,102. Of the total amount of $130,820 in principle, $93,000 was converted into stock of the Company, all of which occurred prior to January 1, 2013. As of December 31, 2014 and 2013, the Company recorded a derivative liability of $164,005 which was calculated using the Black Scholes Model.

Between November 2, 2009 and December 21, 2012, the Company entered into multiple convertible promissory notes, all of which have identical terms, with Alco Scanning Services, Inc. for a total amount of $348,643. The notes bear 10% interest per annum and have a maturity date three years subsequent to the executed loan date. The convertible note’s principle and accrued interest may at any time be converted into shares of the Company’s stock at a conversion rate fixed at $0.025 per share. As of December 31, 2014, there is a principle balance outstanding in the amount of $257,892 with accrued interest of $113,993. Of the total amount of $348,643 in principle, $90,751 was repaid with cash, all of which occurred prior to January 1, 2013. As of December 31, 2014, no principle has been converted into shares of stock in the Company. As of December 31, 2014 and 2013, the Company recorded a derivative liability of $744,500 which was calculated using the Black Scholes Model.

Convertible notes payable to non-related parties

On April 20, 2009, the Company entered into a convertible promissory note with Katherine Loren Armagnac in the amount of $30,000 with interest of 10% per annum, unsecured, and due April 20, 2010. The note is convertible into common shares of the Company at a fixed conversion price of $2.50 per share. The note is in default. As of December 31, 2014, no principle has been converted into shares of stock in the Company. The Company did not record derivative liability pertaining to this note because the conversion price is greater than the fair market stock price as of December 31, 2014.

On February 11, 2009, the Company entered into a convertible promissory note with Charles P. Garrison in the amount of $50,000 with interest of 10% per annum, unsecured, and due February 11, 2010. The note is convertible into common shares of the Company at a fixed conversion price of $2.50 per share. The note is in default. As of December 31, 2014, no principle has been converted into shares of stock in the Company. The Company did not record derivative liability pertaining to this note because the conversion price is greater than the fair market stock price as of December 31, 2014.

F-11

On June 8, 2009, the Company entered into a convertible promissory note with Steven R. Hammond in the amount of $75,000 with interest of 10% per annum, unsecured, and due June 8, 2009. The note is convertible into common shares of the Company at a fixed conversion price of $2.50 per share. The note is in default. As of December 31, 2014, no principle has been converted into shares of stock in the Company. The Company did not record derivative liability pertaining to this note because the conversion price is greater than the fair market stock price as of December 31, 2014.

On December 12, 2014, the Company entered into a convertible promissory note with Erik Miller in the amount of $50,000 with interest of 10% per annum, unsecured, and due December 12, 2015. The convertible note’s principle and accrued interest may at any time be converted into shares of the Company’s stock at a conversion rate equal to 50% of the closing bid price on the date of the conversion notice. As of December 31, 2014, no principle has been converted into shares of stock in the Company. As of December 31, 2014 and 2013, the Company recorded a derivative liability of $77,260 which was calculated using the Black Scholes Model.

On June 3, 2009, the Company entered into a convertible promissory note with Marflu S.A. for a total amount of $150,000. The note bears 10% interest per annum and has a maturity date of June 3, 2014. The convertible note’s principle and accrued interest may at any time be converted into shares of the Company’s stock at a conversion rate fixed at $0.025 per share. As of December 31, 2014, there is a principle balance outstanding in the amount of $150,000 with accrued interest of $83,697. As of December 31, 2014, no principle has been converted into shares of stock in the Company. As of December 31, 2014 and 2013, the Company recorded a derivative liability of $467,853 which was calculated using the Black Scholes Model.

Notes payable to related parties

On December 31, 2008, the Company entered into a loan with Alberto Surijon for a total amount of $108,205. The note bears 10% interest per annum and has a maturity date of December 31, 2011. As of December 31, 2014, there is a principle balance outstanding in the amount of $96,205 with accrued interest of $52,342. Of the total amount of $108,205 in principle, $12,000 was repaid with cash, all of which occurred prior to January 1, 2013.

Notes payable to non-related parties

On August 29, 2014, the Company entered into a security and promissory note agreement with Infinity International Holdings, LLC in the amount of $20,000 with a fixed interest payment of $20,000 interest due within 60 days and incremental additional interest of $5,000 due every 30 days. The proceeds were used to complete the Rocky Gap Project. As of December 31, 2014, the Company has paid $37,750 in interest.

The following table summarized the Company’s notes payable and convertible notes payable balances as of December 31, 2014 and 2013;

	December 31, 2014	December 31, 2013
1. Convertible notes payable to related parties bearing
interest at 10%, payable on demand. Note is in default.	$294,711	$295,712
2. Convertible notes payable to non-related parties
bearing 10% payable in two years. Note is in default.	155,000	155,000
3. Notes payable to related parties bearing interest
at 10% payable upon demand. Note is in default.	96,205	105,752
4. Notes payable to non-related parties bearing interest
at 10% payable on demand. Note is in default.	220,001	150,000
Total	765,917	706,464

Less current portion	(765,917)	(673,072)
Due after one year	$—	$33,392

The Company had an accrued interest balance on the notes payable in the amount of $387,882 and $325,557 as of December 31, 2014 and December 31, 2013.

The convertible note holders may convert at any time to common shares at a fixed price of $.001 per share. The Company did not reflect bifurcation in the financials as the terms of all the convertible notes issued expired as of December 31, 2012.

Conversion of Notes Payable

In the year ended December 31, 2014, two non-related party note holders converted a total of $16,000 of principle debt and $1,500 of accrued interest on said debt into 3,100,000 post reverse-split shares of common stock. There were no conversions of debt in the year ended December 31, 2013.

Notes in Default

Possible events constituting default are as follows:

  Failure to pay upon demand
  If we make an assignment for the benefit of creditors
  Bankruptcy or Insolvency
  Any merger, liquidation, dissolution or winding up of business unless any successor expressly assumes the obligation
  Effectuate a reverse split of common stock prior to the consent of the note holders

The Company has $155,000 of convertible notes payable to three non-related parties which are in default. The Company has $148,400 in notes payable to non-related parties which are in default. The Company has $105,752 of notes payable to related parties which are in default. Of the $271,670 outstanding in convertible notes payable to related parties, $216,200 is in default. In the event of default, the note holder at any time can declare the entire principle and accrued interest immediately due and payable.

NOTE 9 – SHARE EXCHANGE AGREEMENT

On April 17, 2012, the Company issued 200,000,000 post reverse-split shares of common stock to the sole equity owner of Southern ITS Corporation (SIC) for 100% of the issued and outstanding shares of capital stock in SIC. This executed share exchange agreement resulted in SIC becoming a wholly-owned subsidiary of the Company.

Addendum to Share Exchange Agreement

On April 30, 2013, the Company entered into an addendum with SIC to amend its previously executed share exchange agreement on April 17, 2012. The addendum includes a mutually agreed upon revaluation of the consideration paid to acquire SIC whereby the new valuation will be 400,000 post reverse-split shares instead of 4,000,000 post reverse-split shares of common stock. The Company was returned the initial 400,000 post reverse-split shares from SIC which they then canceled. The Company then issued a new certificate for 400,000 post reverse-split to the president of SIC in September of 2013. The Company has restated its prior year comparative financial information to account for this revaluation.

On March 18, 2014, the company entered into an addendum with SIC to amend its previous agreement and SIC returned 400,000 post reverse-split shares of common stock to the treasury.

Goodwill

On April 17, 2012, SIC had assets of $126,450, liabilities of $0, and retained earnings of $168,376. The share exchange agreement resulted in the Company recording goodwill of $1,973,550. This was calculated from taking the closing reverse-split stock price on the date of the share exchange agreement, $5.25 on April 17, 2013, times the amended consideration paid of 400,000 post reverse-split shares, minus assets received of $126,450. The Company later impaired the goodwill asset which is described in Note 9.

F-12

NOTE 10 – IMPAIRMENT OF GOODWILL

The Company’s stock exchange with SIC resulted in the recording a goodwill in the amount of $1,973,550. At December 31, 2012 the Company’s test of goodwill resulted in the write off of $1,973,550 which was recorded in the statements of operations.

NOTE 11 – RELATED PARTY TRANSACTIONS

Employment agreements with CFO/Treasurer

On August 31, 2014, the Company executed an employment agreement with its CFO and Treasurer, William Noll whereby the Company issued Mr. Noll 2,000,000 post reverse-split shares of common stock for five (5) years services. As of the date of the executed employment agreement, the value of the 2,000,000 post reverse-split shares of common stock were valued at $0.06 per share which resulted in a valuation of $120,000. The Company recorded the unearned portion of the employment contract value as a prepaid expense which as of December 31, 2014 was $110,000.

Employment agreement with CEO

On August 31, 2014, the Company executed an employment agreement with its CEO, Sylvain Desrosiers, whereby the Company issued Mr. Desrosiers 10,000,000 post reverse-split shares of common stock for five (5) years services. As of the date of the executed employment agreement, the value of the 10,000,000 post reverse-split shares of common stock were valued at $0.06 per share which resulted in a valuation of $600,000. The Company recorded the unearned portion of the employment contract value as a prepaid expense which as of December 31, 2014 was $550,000.

Convertible Notes Payable- Related Parties

As of December 31, 2014 and 2013, the Company has convertible notes payable with one related party company which is 100% owned by our chief executive officer. The notes bear interest of 10% and are convertible into shares of the Company at a fixed conversion rate of $0.025 per share. The convertible notes payable to related parties balance at December 31, 2014 and December 31, 2013 are $294,712 and $295,712. Of the balances as of December 31, 2014 and 2013, $294,712 and $216,200 is in default. The note holder may convert to common shares at a fixed price of $.025 per share.

Notes Payable to Related Parties

As of December 31, 2014 and 2013, the Company has two notes payable with two companies that share an officer of the Company. The notes bear interest of 10% and are currently in default. The notes payable to related parties balance at December 31, 2014 and December 31, 2013 are $96,205 and $105,752.

Stock issued to Officers

In September of 2013, the Company issued 400,000 post reverse-split common shares and 5,000,000 preferred shares to Sylvain Desrosiers for services completed by December 31, 2013. Mr. Sylvain is a Director of the Company.

In September of 2014, the Company issued 12,000,000 post reverse-split shares of common stock - 2,000,000 to our CFO and 10,000,000 to our CEO, pursuant to separate five (5) year employment agreements for executive services to be provided.

F-13

Addendum to Share Exchange Agreement

On April 30, 2013, the Company entered into an addendum with SIC to amend its previously executed share exchange agreement. The addendum includes a mutually agreed upon revaluation of the consideration paid to acquire SIC whereby the new valuation will be 400,000 post reverse-split shares. The Company was returned the initial 400,000 post reverse-split shares from Jason Bell whom is the President of the Company and previous sole shareholder of SIC. The 400,000 post reverse-split shares were then canceled and Mr. Bell was issued a new certificate for 400,000 post reverse-split common shares. This agreement was reversed on March 18, 2014 and Mr. Bell returned the 400,000 post reverse-split common shares to the treasury.

Cancelled Shares

In the year ended December 31, 2014, the Company cancelled 400,000 post reverse-split outstanding common shares to an officer of the Company for failing to provide contracted services.

NOTE 12 - STOCKHOLDERS’ EQUITY

Common and preferred stock authorized

On April 15, 2014, the Company amended its articles of incorporation to decrease its authorized shares of common stock from Five Hundred Million (500,000,000) shares to Two Hundred Fifty Million (250,000,000) shares with par value of $0.001. On August 15, 2014, the Company amended its articles of incorporation to decrease its authorized shares of common stock from Two Hundred Fifty Million (250,000,000) shares to Fifty Million (50,000,000) shares, with a par value of $0.001.

The Company remains to have Ten Million (10,000,000) preferred shares with par value of $0.001 authorized. The Company designated 10,000,000 Series A Preferred Stock which have preferred voting rights equal to 500 votes for each 1 preferred share.

Common and preferred stock issued

On August 4, 2014, the Company enacted a 1-for-50 reverse stock split. The Company has adjusted all periods presented for the effects of the stock split.

For the year ended December 31, 2013, the Company issued 5,000,000 preferred shares and 400,000 post reverse-split common shares to a director of the Company for services completed prior to December 31, 2013. The Company valued the preferred shares at par $0.001, which resulted in an expense of $5,000. The Company valued the 400,000 post reverse-split common shares at the closing stock price on the date of issuance, September 3, 2013 at $0.11, which resulted in an expense of $44,000. The Company also issued 400,000 post reverse-split common shares to Jason Bell, the President of Company, pursuant to the addendum to the Share Exchange Agreement described in Note 10.

At December 31, 2013, the Company had 3,764,348 post reverse-split common shares outstanding and had 5,000,000 preferred shares outstanding.

In the year ended December 31, 2014, the Company cancelled 400,000 post reverse-split shares of common stock to an officer of the Company for failing to provide contracted services. The Company also issued 3,100,000 post reverse-split shares of common stock for the reduction of $1,600 of notes payable and $1,600 of accrued interest on convertible notes payable. The Company also issued 12,000,000 post reverse-split shares of common stock, 2,000,000 to our CFO and 10,000,000 to our CEO, pursuant to separate five (5) year employment agreements for executive services to be provided. The 12,000,000 post reverse-split shares were valued at the date of the agreement, $0.06, which resulted in an expense of $720,000 being recognized over the life of the employment agreements with the unearned portion recorded as a prepaid expense.

F-14

Stock Warrants

Included in two of our outstanding convertible notes payable are warrants to purchase our stock. They are as follows,

Warrant 1: 1,000,000 warrants to purchase our stock at an exercise price of $0.05 per share with a 10 year life from May 1, 2010, expiring May 1, 2020.

Warrant 2: 300,000 warrants to purchase our stock at an exercise price of $0.10 per share with a 5 year life from January 30, 2010, expiring on January 30, 2015.

		Weighted
Warrants		Average		Warrants
Exercisable	Exercise	Remaining		Exercisable
December 31,	Price ($) per	Contractual	Exercised	December 31,
2013	Share	Life	Warrants	2014

1,300,000	($0.05 - $0.10)	4.75 years	—	1,300,000

NOTE 13 - CONTINGENCIES

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm its business. Alco has no pending or threatened legal proceedings or administrative actions either by or against the issuer that could have a material effect on the issuer's business, financial condition, or operations and any current, past or pending trading suspensions by a securities regulator.

NOTE 14 – SUBSEQUENT EVENTS

Management has evaluated subsequent events pursuant to the requirements of ASC Topic 855 and has determined that no material subsequent events exist.

F-15